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Exhibit 10.1

BRIDGEPOINT EDUCATION, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

        1.    Purpose of the Plan.    The purpose of this Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its Affiliates seek to attract, motivate, and retain highly competent persons. The success of the Company and its Affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options and awards to purchase Common Stock. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

        2.    Definitions.    As used herein, the following definitions shall apply.

        "Act" shall mean the Securities Act of 1933, as amended.

        "Administrator" shall mean the Board or any one of the Committees.

        "Affiliate" shall mean, with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such entity.

        "Award" shall mean an Option or a Stock Purchase Award.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall have the meaning provided for in the Participant's employment or service agreement with the Company. If "Cause" is not defined in the Participant's employment or service agreement, or the Participant does not have an employment or service agreement with the Company, then "Cause" shall mean (i) incompetence, fraud, personal dishonesty, or acts of gross negligence or willful misconduct on the part of a Participant in the course of his or her employment or services; (ii) a Participant's engagement in conduct that is materially injurious to the Company or its Affiliates; (iii) misappropriation by a Participant of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or other financial fraud committed by a Participant, at his or her direction, or with his or her personal knowledge; (v) a Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; (vi) failure by a Participant to follow the lawful directions of a superior officer or the Board; or (vii) Participant's material breach of any provision of the confidentiality agreement, or of any material provision of his or her employment or service agreement.

        "Change in Control" shall mean: (i) a change in ownership or control of the Company effected through a transaction or series of related transactions (other than an offering of Company's securities to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Affiliate of the Company or the Warburg Investors, directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or (ii) the sale or conveyance of all or substantially all of the assets of the Company to a person who is not an Affiliate of the Company or the Warburg Investors.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean a committee appointed by the Board.

        "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

        "Company" shall mean Bridgepoint Education, Inc., a Delaware corporation.

        "Consultant" shall mean any natural person who performs bona fide services for the Company or an Affiliate of the Company as a consultant or advisor, excluding Employees and Non-Employee Directors; provided, however, that such services must not be in connection with the offer or sale of securities in a capital raising transaction, and such person does not directly or indirectly promote or maintain a market for the Company's securities.

        "Date of Grant" shall mean the effective date as of which the Administrator grants an Option to an Optionee or a Stock Purchase Award to a Purchaser.

        "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

        "Employee" shall mean a common-law employee of the Company or any of its Affiliates.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price" shall mean the exercise price of a share of Optioned Stock.

        "Fair Market Value" shall mean, as of any date, the fair market value of Common Stock, as determined by the Administrator in good faith with a reasonable application of a reasonable valuation method. Such determination shall be conclusive and binding on all persons.

        "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

        "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Mature Shares" shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time determined by the Administrator.

        "Non-Employee Director" shall mean a non-employee member of the Board.

        "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        "Notice of Stock Option Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

        "Option" shall mean a stock option granted pursuant to the Plan.

        "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

        "Optioned Stock" shall mean the Common Stock subject to an Option.

        "Optionee" shall mean any person who receives an Option.

        "Participant" shall mean an Optionee or a Purchaser.

        "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

        "Plan" shall mean the Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan.

        "Purchase Price" shall mean the purchase price of a share of Purchased Stock.

        "Purchased Stock" shall mean the Shares subject to a Stock Purchase Agreement.

        "Purchaser" shall mean any person who receives a Stock Purchase Award.

        "Qualified Public Offering" shall mean the closing of an underwritten public offering pursuant to an effective registration statement under the Act, covering the offer and sale of Common Stock for the account of the Company to the public generally in which the net proceeds to the Company are not less than $25 million, and in which the shares of Common Stock are designated for trading on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange.

        "Related Corporation" shall mean any parent or subsidiary (as those terms are defined in Code Section 424(e) and (f), respectively) of the Company.

        "Repurchase Price" shall mean:

          (a)   on or following a Participant's termination of Service other than by the Company for Cause, an amount equal to the Fair Market Value of the Shares on the date of repurchase; or

          (b)   on or following a Participant's termination of Service by the Company for Cause, the lesser of (A) the original purchase price (or Exercise Price) paid for such Shares, and (B) the Fair Market Value of the Shares on the date of repurchase.

        "Restricted Stock" shall mean Common Stock that is subject to a Right of Repurchase.

        "Right of Repurchase" shall mean the Company's right (not obligation) to repurchase Common Stock in accordance with Section 8 below.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

        "Section 280G Approval" shall mean the stockholder approval obtained in compliance with the requirements of Code Section 280G(b)(5)(B), as amended, and any successor thereof, and the regulations or proposed regulations promulgated thereunder, as determined by the Administrator in its sole discretion.

        "Service" shall mean the performance of services for the Company (or any of its Affiliates) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any of its Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate of the Company.

        "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

        "Share" shall mean a share of Common Stock.

        "Stockholders Agreement" shall mean the TeleUniversity, Inc. Stockholders Agreement dated November 26, 2003, as amended from time to time.

        "Stock Purchase Agreement" shall mean a written agreement that evidences a Stock Purchase Award in such form as the Administrator shall approve from time to time.

        "Stock Purchase Award" shall mean an award granted pursuant to the Plan that entitles the Purchaser to purchase Restricted Stock at the applicable Purchase Price.

        "Taxes" shall mean the federal, state, and local income and employment tax liabilities incurred by the Participant in connection with his/her Awards.

        "10% Shareholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

        "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Administrator in its sole discretion.

        "Warburg Investors" shall mean Warburg Pincus Private Equity VIII, L.P., together with any other Affiliate of Warburg Pincus & Co. that holds equity securities in the Company or its Affiliates.

        3.    Administration of the Plan.

        (a)    Initial Plan Administration.    Prior to the date, if any, upon which the Company becomes subject to the Exchange Act, the Plan shall be administered by the Board or a Committee.

        (b)    Plan Procedure after the Date, if any, upon Which the Company becomes Subject to the Exchange Act.

          (i)    Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

          (ii)    Section 162(m).    To the extent that the Administrator determines that it is desirable to qualify Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv)    Other Administration.    Other than as provided for above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy applicable laws.

        (c)    Powers of the Administrator.    Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

            (i)  to determine the Fair Market Value of the Common Stock;

           (ii)  to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

          (iii)  to determine whether and to what extent Awards are granted under the Plan;

          (iv)  to determine the number of Shares that are covered by an Award;

           (v)  to approve the terms of the Option Agreement and Stock Purchase Agreement;

          (vi)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, Purchase Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding the Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

         (vii)  to determine the method of payment of the Exercise Price and Purchase Price;

        (viii)  to delegate to others responsibilities to assist in administering the Plan; and

          (ix)  to construe and interpret the terms of the Plan, Option Agreements, Stock Purchase Agreements, and any other documents related to the Awards.

        (d)    Effect of Administrator's Decision.    All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

        (e)    Liability.    No member of the Board or Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Board or Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Board or Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

        4.    Stock Subject To The Plan.

        (a)    Limitations.    Subject to the adjustments provided for in Section 9 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan through Awards is 45,254,291 Shares.

        (b)    Additional Shares.    In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan. Notwithstanding the foregoing, Shares issued under the Plan that are reacquired by the Company at their original purchase price shall not be available for the purposes of the Incentive Stock Option limitation provided for in Section 4(a) above.

        5.    Eligibility.    The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and its Affiliates and who have been selected by the Administrator to participate in the Plan.

        6.    Option Terms.    Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

        (a)    Exercise Price.

            (i)  The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

           (ii)  The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) consideration received by the Company under a broker assisted sale and remittance program acceptable to the Administrator, (E) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws and approved in writing by the Administrator prior to exercise, or (F) any combination of the foregoing methods of payment.

        (b)    Vesting.    Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Notice of Stock Option Grant and Option Agreement. An Option may not be exercised for a fraction of a Share.

        (c)    Term of Options.    No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

        (d)    Procedure for Exercise.    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price and applicable Taxes for the Shares being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(ii) above.

        (e)    Effect of Termination of Service.

          (i)    Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months (or such other period provided for in the Option Agreement; provided, that such period is not less than 30 days) following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant or the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the non-exercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

          (ii)    Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is 12 months (or such other period provided for in the Option Agreement; provided, that such period is not less than six months) following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant or the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

          (iii)    Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is 12 months (or such other period provided for in the Option Agreement; provided, that such period is not less than six months) following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant or the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquires the right to exercise the

  Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

          (iv)    Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date.

        (f)    Stockholder Rights.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 9 below.

        (g)    Non-transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, the Administrator, in its sole discretion, may allow an Optionee to: (i) transfer his/her Option to a trust where under Section 671 of the Code and other applicable laws, the Optionee is considered the sole beneficial owner of the Option while it is held in the trust; and (ii) gift his/her Non-Statutory Stock Option to a member of the Optionee's Immediate Family, or to an inter vivos or testamentary trust in which members of the Optionee's Immediate Family have a beneficial interest of more than 50% and which provides that such Non-Statutory Stock Option is to be transferred to the beneficiaries upon the Optionee's death.

        (h)    Change in Control.

            (i)  Except as otherwise provided for in the Optionee's Stock Option Agreement, in the event of a Change in Control, the Company and the successor corporation, if any, may agree (without the Optionee's consent):

            (A)  that, subject to Subsection (ii) below, all Options that are outstanding on the date that immediately precedes the date of the Change in Control shall become exercisable on the date that immediately precedes the date of the Change in Control, and the Administrator shall notify the Optionees of their Options' exercisability at least 21 days prior to the date of the Change in Control so that the Optionees can decide whether or not to exercise their Options on the date that immediately precedes the date of the Change in Control. Effective as of the date of the Change in Control, the Plan shall terminate and all unexercised Options shall be cancelled;

            (B)  to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control without the payment of any consideration; provided, however, that the Administrator shall notify the Optionees of their Options' cancellation at least 21 days prior to the date of the Change in Control so that the Optionees can exercise those Options that are otherwise exercisable before they are cancelled;

            (C)  that the successor corporation or its parent shall assume the Plan and all outstanding Options effective as of the date of the Change in Control; or

            (D)  to terminate the Plan and cancel all outstanding Options effective as of the date of the Change in Control and replace such Options with comparable options in the successor corporation or parent thereof (the determination of comparability shall be made by the Administrator, and its determination shall be final, binding, and conclusive).

           (ii)  Notwithstanding the foregoing, unless Section 280G Approval has been obtained, no acceleration of exercisability shall occur under Subsection (i) above to the extent that such acceleration would, after taking into account any other payments in the nature of compensation to which the Optionee would have a right to receive from the Company and any other Person contingent upon the occurrence of such Change in Control, result in a "parachute payment" as defined in Section 280G(b)(2) of the Code.

          (iii)  The outstanding Options shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7.    Incentive Stock Options.    The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supersede any conflicting terms in Section 6 above. Options which are not specifically designated as Incentive Stock Options when issued under the Plan shall not be subject to the terms of this Section.

        (a)    Eligibility.    Incentive Stock Options may only be granted to Employees of the Company or a Related Corporation.

        (b)    Exercise Price.    The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided in Subsection (d) below.

        (c)    Dollar Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Related Corporation) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Optionee's ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Optionee's ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. To the extent the Employee holds two or more Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. However, because an acceleration provision is not taken into account prior to its triggering, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option exercised prior to such acceleration. Any Options in excess of this limitation shall automatically be treated as Non-Statutory Stock Options.

        (d)    10% Shareholder.    If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

        (e)    Change in Status.    In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

        (f)    Approved Leave of Absence.    For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Related Corporation is not so provided by statute or contract, an Optionee's employment with the

Company shall be deemed terminated on the first day immediately following such three month period of leave for Incentive Stock Option purposes.

        8.    Stock Purchase Awards.    Each Stock Purchase Award shall be evidenced by a Stock Purchase Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Stock Purchase Agreement shall comply with the terms specified below.

        (a)    Purchase Price.

            (i)  The Purchase Price of a Stock Purchase Award shall be determined by the Administrator.

           (ii)  The consideration to be paid for the Shares to be issued upon exercise of a Stock Purchase Award, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws and approved in writing by the Administrator prior to exercise, or (E) any combination of the foregoing methods of payment.

        (b)    Purchase Period.    A Stock Purchase Award shall automatically expire on the earlier of: (i) the date that is 30 days following the Date of Grant of such Stock Purchase Award; or (ii) the date on which the Purchaser's Service is terminated.

        (c)    Procedure for Exercise.    A Stock Purchase Award shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Stock Purchase Agreement by the person entitled to exercise the Stock Purchase Award and full payment of the applicable Purchase Price for the Shares being purchased have been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(ii) above.

        (d)    Rights as a Stockholder.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Stock Purchase Award, notwithstanding the exercise of the Stock Purchase Award. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Stock Purchase Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 below.

        (e)    Dividends.    The Stock Purchase Agreement may require or permit the immediate payment or investment of dividends paid on Restricted Stock.

        (f)    Non-transferability of Stock Purchase Award.    Stock Purchase Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Purchaser, only by the Purchaser.

        (g)    Right of Repurchase.

          (i)    General Rule.    Shares issued upon exercise of a Stock Purchase Award shall be subject to the Company's right (not obligation) of repurchase such Shares at their Purchase Price. The Right of Repurchase shall be set forth in the Stock Purchase Agreement, and shall comply with the terms specified below.

          (ii)    Lapse of Right of Repurchase.    The Right of Repurchase shall lapse as the Purchaser vests in the Purchased Stock. The Purchaser shall vest in the Purchased Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Purchase Agreement.

          (iii)    Repurchase Period.    The Company must exercise (if at all) the Right of Repurchase within the time period (if any) prescribed by applicable law.

          (iv)    Non-transferability of Restricted Stock.    The Purchaser may not sell, pledge, assign, hypothecate, transfer, or dispose of the Shares while they are subject to the Right of Repurchase.

          (v)    Additional Restrictions.    When the Right of Repurchase lapses, such Shares shall be subject to such other Company repurchase rights as the Administrator shall deem appropriate. These repurchase rights shall be set forth in the Stock Purchase Agreement, and shall comply with the terms specified below. If the Company has a right to repurchase the Purchased Stock upon termination of the Purchaser's Service, then the Company shall repurchase such Shares (if at all) at their Fair Market Value in accordance with any applicable laws. The right to repurchase the Shares at their Fair Market Value shall terminate when the Common Stock becomes publicly traded.

          (vi)    Change in Control.    Except as otherwise provided for in the Purchaser's Stock Purchase Agreement, in the event of a Change in Control, the Company and the successor corporation, if any, may agree (without the Purchaser's consent):

            (A)  to repurchase the Restricted Stock at their Purchase Price;

            (B)  that the Restricted Stock shall remain outstanding and the successor corporation or its parent will assume the Right of Repurchase;

            (C)  to exchange the Restricted Stock for comparable restricted stock in the successor corporation or its parent (the determination of comparability shall be made by the Administrator, and its determination shall be final, binding, and conclusive); or

            (D)  subject to Subsection (F) below, to vest the Purchaser in the Restricted Stock; or

            (E)  subject to Subsection (F) below, to repurchase the Restricted Stock at the Fair Market Value of the Shares on the date of the Change in Control.

            (F)  Notwithstanding the foregoing, unless Section 280G Approval has been obtained, no acceleration in vesting or repurchase shall occur under this Subsection to the extent that such acceleration or repurchase would, after taking into account any other payments in the nature of compensation to which the Purchaser would have a right to receive from the Company and any other Person contingent upon the occurrence of such Change in Control, result in a "parachute payment" as defined in Section 280G(b)(2) of the Code.

        9.    Restrictions on Stock.

        (a)    Prohibition on Transfers.    Except as otherwise approved by the Administrator, or pursuant to subsections (b) and (c) below, notwithstanding any other provision of the Plan to the contrary, shares of Common Stock acquired by a Participant under this Plan shall be subject to the provisions of Section 20 herein.

        (b)    Stockholders Agreement.    As a condition of the exercise of any Option or the grant of any other Award hereunder, a Participant shall be required to execute and become a party to the Stockholders Agreement, to the extent not already a party thereto.

        (c)    Repurchase Rights Upon Termination of Employment.

            (i)  If, prior to the date of a Qualified Public Offering, a Participant's Service with the Company terminates for any reason then, subject to the restrictions provided in subsection (iv) below, at any time thereafter (or as provided in subsection (iv)(B), if applicable), in addition to any repurchase right of the Company as provided in Section 8(g) above, the Company shall have the right to repurchase the shares of Common Stock received pursuant to Awards granted hereunder at a per share price equal to the Repurchase Price (the "Repurchase Right"). The Repurchase Right shall be exercisable upon written notice to a Participant indicating the number of shares of Common Stock to be repurchased within the period prescribed by applicable law. The certificates representing the shares of Common Stock to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase.

           (ii)  If the Company exercises the Repurchase Right following a Participant's termination of Service other than (A) by the Company for Cause or (B) by a Participant's voluntary resignation, the aggregate Repurchase Price shall be paid in a lump-sum at the time of repurchase.

          (iii)  If the Company exercises the Repurchase Right following a Participant's termination of Service, (A) by the Company for Cause or (B) by such Participant, the Company shall be permitted to issue a promissory note equal to the aggregate Repurchase Price in lieu of a cash payment; provided, however, that such promissory note shall have a maturity date that does not exceed three years from the date of such repurchase, shall bear simple interest of not less than the "prime rate" in effect on the date of such repurchase, and shall be payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date. The Company shall be permitted to assign the Repurchase Right to the Warburg Investors or any of its Affiliates that are stockholders of the Company at the time of such assignment.

        10.    Adjustments Upon Changes in Capitalization.

        (a)    Changes in Capitalization.    The number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the numerical limits expressed in Section 4(a), as well as the Exercise Price or Purchase Price per Share covered by each such outstanding Award, as well as the number of shares of Restricted Stock shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

        (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company that is not a Change in Control, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and the Right of Repurchase to lapse on his/her Restricted Stock. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares. To the extent it has not been previously exercised, an Award shall terminate upon such dissolution or liquidation of the Company.

        (c)    Fractional Shares.    Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

        11.    Share Escrow/Legends.    Unvested Shares issued under the Plan may, in the Administrator's discretion, be held in escrow by the Company until the Participant's interest in such Shares vest or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

        12.    Tax Withholding.

        (a)   The Company's obligation to deliver Shares upon the exercise of an Option or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Participant shall satisfy the tax withholding requirements pursuant to the method or methods selected by the Administrator.

        (b)   In addition to any other method selected by the Administrator, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Options or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

          (i)    Stock Withholding:    The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with applicable accounting requirements.

          (ii)    Stock Delivery:    The election to deliver to the Company, at the time the Non-Statutory Stock Option is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option exercise or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with applicable accounting requirements.

        13.    Effective Date and Term of the Plan.    The Plan became effective as of January 20, 2006, the date of its adoption by the Board. This Plan was amended and restated as of November     , 2007. Unless sooner terminated by the Administrator, the Plan shall continue through January 19, 2016. When the Plan terminates, no Awards shall be granted under the Plan thereafter.

        14.    Time of Granting Awards.    The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company's stockholders shall be subject to the stockholders' approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

        15.    Amendment and Termination of the Plan.    The Board may at any time amend, alter, suspend, or discontinue the Plan or any Award, but no amendment, alteration, suspension, or discontinuation shall be made which would materially impair the rights that the Participant had earned by the time of the amendment, alteration, suspension, or discontinuation without his/her consent. In addition, to the extent necessary and desirable to comply with all applicable laws or the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        16.    Regulatory Approvals.

        (a)   The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

        (b)   No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable laws.

        17.    No Employment/Service Rights.    Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the

Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        18.    Reserved.

        19.    Reserved.

        20.    Market Stand-Off.    In connection with any Qualified Public Offering, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Section. This Section shall not apply to Shares registered in the public offering under the Act, and the Participant shall be subject to this Section only if the directors and officers of the Company are subject to similar arrangements.

        21.    Section 409A.    Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

        22.    Governing Law.    This Plan shall be governed by Delaware law, applied without regard to conflict of law principles.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan.

BRIDGEPOINT EDUCATION, INC., a Delaware corporation
Date: November 27, 2007	By:	/s/ ANDREW CLARK
	Its:	Chief Executive Officer

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  Exhibit 10.1
BRIDGEPOINT EDUCATION, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN